Contacts:	Arizona:	Texas:	New York:
	Larry Seay CFO & Vice President-Finance (480) 609-3330	Jane Hays Vice President-Corp. Develop. (972) 543-8123	Chris Tofalli Broadgate Consultants (212) 232-2222

Meritage Homes Corporation Prices Equity and
Senior Notes Offerings

     Dallas and Scottsdale, Arizona (February 24, 2005) – Meritage Homes Corporation (NYSE: MTH) today announced the pricing of its public offering of 900,000 shares of its common stock at a public offering price of $70.35 per share. Concurrently therewith, Meritage’s Co-Chief Executive Officers are offering 600,000 shares of Meritage common stock for the same public offering price, for which Meritage will receive no proceeds. The underwriters have a 30-day option to purchase up to 135,000 additional shares to cover over-allotments, if any. UBS Securities LLC and Citigroup Global Markets Inc. will serve as joint book-running managers for the offering. Deutsche Bank Securities Inc., JMP Securities LLC and A.G. Edwards & Sons, Inc. are the other representative underwriters. The common stock will be offered only pursuant to a prospectus supplement to effective registration statements. The closing of the offering is anticipated to occur on or about March 2, 2005. A copy of the prospectus supplement relating to the offering may be obtained by contacting UBS Investment Bank, Prospectus Department, 299 Park Avenue, New York, New York 10171 or Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220.

     Meritage also announced the pricing of its offering of $350,000,000 in aggregate principal amount of 6 1/4% Senior Notes due 2015. The notes were priced at 99.5% of their face amount to yield 6.318%. The 6 1/4% Senior Notes due 2015 will be offered only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and certain investors in compliance with Regulation S of the Securities Act. The offering of the 6 1/4% Senior Notes due 2015 has not been registered under the Securities Act or any state securities laws and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy our common stock or our 6 1/4% Senior Notes due 2015.

Meritage Announces Pricing of Equity and Senior Notes / 2

     Meritage intends to use the proceeds from these two offerings to repurchase up to all of its $280 million in outstanding principal amount of 9 3/4% Senior Notes due 2011 pursuant to a previously announced concurrent tender offer and consent solicitation and to repay a portion of its credit facility.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     Meritage’s business is subject to a number of risks and uncertainties including: the strength and competitive pricing of the single-family housing market; demand for and acceptance of our homes; changes in the availability and pricing of real estate in the markets in which we operate; our ability to continue to acquire additional land or options to acquire additional land on acceptable terms, particularly in our greenfield start-up markets; general economic slow downs; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in stock markets; the impact of construction defect and home warranty claims; the cost and availability of insurance, including the unavailability of insurance for the presence of mold; interest rates and changes in the availability and pricing of residential mortgages; our lack of geographic diversification; our level of indebtedness and our ability to raise additional capital when and if needed; our ability to take certain actions because of restrictions contained in the indentures for our senior notes and the agreement for our senior unsecured credit facility; legislative or other initiatives that seek to restrain growth in new housing construction or similar measures; the success of our program to integrate existing operations with any new operations or those of past or future acquisitions; our success in locating and negotiating favorably with possible acquisition candidates; our ability to achieve certain pre-tax margins; our dependence on key personnel and the availability of satisfactory subcontractors; the impact of inflation; our potential exposure to natural disasters; the impact of new accounting principles; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2003 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Our Future Results and Financial Condition” and in Exhibit 99.1 of Meritage’s Form 10-Q for the quarter ended September 30, 2004. These and other factors can affect the price of Meritage’s securities.

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